UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2017

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Derby Street

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 938-5561

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2017, Microbot Medical Inc. (the “Company”) entered into a Contract Research Agreement (the “Agreement”) with The Washington University (“Washington U.”), pursuant to which the parties will collaborate to determine the effectiveness of the Company’s self-cleaning shunt, a device designed to prevent obstruction in the cerebrospinal fluid catheters implanted in the ventricle of the brain of patients who suffer from hydrocephalus and Normal Pressure Hydrocephalus.

The initial research to be performed by Washington U. is expected to be completed within 6 months, with a comprehensive study to follow and be completed in 2018.

The cost of these studies, to be paid by the Company, is expected to be approximately $130,000.

Pursuant to the Agreement, all rights, title and interest in the data, information and results obtained or arrived at by Washington U. in the performance of its services under the Agreement, as well as any patentable inventions obtained or arrived at in the performance of such services, will be jointly owned by the Company and Washington U., and each will have full right to practice and grant licenses in joint inventions. Additionally, Washington U. granted to the Company (a) a non-exclusive, worldwide, royalty-free, fully paid-up, perpetual and irrevocable license to use and practice patentable inventions (other than joint inventions and improvements to Washington U.’s animal models) obtained or arrived at by Washington U. in the provision of its services under the Agreement (“University Inventions”) with respect to the self-cleaning shunt and (b) an exclusive option to obtain an exclusive worldwide license in University Inventions, on terms to be negotiated between the parties.

The Agreement contains customary confidentiality provisions and an indemnity in favor of Washington U.

The Agreement shall continue for a period of two years, subject to early termination for breach or if the principal investigators at Washington U. cease to supervise the services.

The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Item 8.01.	Other Events.

On January 30, 2017, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated January 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Harel Gadot Chairman, President and Chief Executive Officer

Date: January 30, 2017